                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-56494 of BUCA, Inc. and Subsidiaries on Form S-3 of and in Registration Statement No. 333-78295, No. 333-48154, and No. 333-48156 of BUCA, Inc. and
Subsidiaries on Form S-8 of our report dated January 26, 2001 (March 2, 2001 as to Notes 3 and 13), included in the Annual Report on Form 10-K of BUCA, Inc. and Subsidiaries for the fiscal year ended December 31, 2000.

/s/ Deloitte & Touche LLP

March 30, 2001